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                                 EXHIBIT 10 (g)



                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made and entered into as of the 1st day of January, 2000, by and between USG CORPORATION, a Delaware corporation (hereinafter, together with its subsidiaries, collectively referred to as the "Corporation") and _________________ (the "Executive");

                              W I T N E S S E T H:

         WHEREAS, the Executive has had extensive experience in the business and affairs of the Corporation and is a valuable member of management;

         WHEREAS, the Corporation wishes to assure itself of the continued availability of the Executive's services, and the Executive wishes to assure the Executive's continued employment, all on and subject to the terms and conditions hereinafter set forth; and

         WHEREAS, the Executive, in the course of the Executive's employment with the Corporation, has become and shall continue to become familiar with the Corporation's near-permanent relationships with its customers, trade secrets and other confidential information concerning the Corporation, including the information referred to in Paragraph 7 hereof, and the Executive's services have been and shall be of special, unique and extraordinary value to the Corporation.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. Employment and Term. The Corporation hereby employs the Executive, and the Executive hereby accepts employment by the Corporation, for an initial term extending through the close of business on December 31, 2000 (herein, as the same may be extended as provided in the next sentence, referred to as the "term of this Agreement"), with such title and in such capacity and in the performance of such executive and managerial duties as may be determined or assigned to the Executive from time to time by or under the authority of the Board of Directors of the Corporation. The term of this Agreement shall be automatically extended for successive two-year terms expiring at the



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close of business on the second December 31st following the commencement of each such extended term unless the Corporation has notified the Executive of its election not to extend the term of this Agreement not less than 120 days before the expiration of the then current term, in which case this Agreement shall terminate at the expiration of the then current term.

         2. Performance. The Executive agrees to devote the Executive's full attention and best efforts throughout the term of this Agreement to the performance of the duties assigned to the Executive by or under the authority of the Board of Directors of the Corporation, all in the interest of the Corporation and the successful operation of its business. The Executive shall not directly or indirectly engage in any other business or commercial activity during the Executive's employment hereunder without the prior consent of the Board of Directors or Chief Executive Officer of the Corporation or his designee, as appropriate. It is understood, however, that the Executive may serve from time to time as a director of other business corporations and as a director, trustee, or in other responsible capacities with charitable and public services organizations, provided only that, absent approval of the Board of Directors or Chief Executive Officer of the Corporation or his designee, as appropriate, the same does not materially conflict or interfere with the performance of the Executive's duties hereunder.

         3. Compensation. The Corporation shall pay to the Executive as compensation for the Executive's services hereunder a salary at the rate of not less than ___________ dollars and ________ cents ($ , . ) per annum in regular pay installments at regular pay intervals. Such rate shall be increased to any greater salary, if any, that shall have been fixed for the Executive by the Board of Directors or Chief Executive Officer of the Corporation or his designee, as appropriate. During such time, if any, as the Executive is deemed a "continuing employee" under Paragraph 5 below, such salary shall also include annual incentive awards, computed based solely on the par award opportunity under the applicable Annual Management Incentive Programs (which shall be based upon the opportunity applicable in the year of termination), prorated for partial years. Additionally, the Executive, during the Executive's employment hereunder, shall be entitled to participate in all benefits in which he normally would be entitled to participate as an employee and key executive of the Corporation, including, but not limited to, all retirement, investment, stock ownership, stock option and other equity incentive plans, all life, health and disability insurance, and all salary continuation plans,



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together with bonuses and such other grants of additional compensation or supplemental benefits as may be granted from time to time by the Board of Directors or Chief Executive Officer of the Corporation, as appropriate.

         4. Vacations; Business Expenses. The Executive shall be entitled to normal vacations consistent with the present practices of the Corporation, as the same may be altered from time to time. The Corporation shall pay or reimburse all of the reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Corporation, including, but not limited to, all such travel and entertainment expenses. If any such expenses are paid in the first instance by the Executive, the Corporation will make reimbursement therefor upon submission of vouchers or other documents supporting such expenses and their relationship to the business of the Corporation.

         5. Termination. In the event the Executive during the term of this Agreement is discharged from employment by the Corporation without cause and is not promptly appointed or elected by the Corporation or any related or affiliated company to a position which carries with it salary and benefits at least equal to those contemplated by this Agreement, or is constructively discharged by the Corporation, the Executive may at the Executive's option treat such action as a material breach and violation of the provisions of this Agreement. For purposes of this Agreement, "constructive discharge" means any circumstance in which the Executive elects to terminate the Executive's employment with the Corporation because (i) the Corporation has committed a material breach of this Agreement, (ii) the Executive has given the Corporation written notice of such material breach, (iii) the Corporation has failed to fully remedy such material breach within thirty (30) days of delivery of the Executive's written notice, and (iv) the Executive by written notice to the Corporation within ninety (90) days of the expiration of such thirty (30) days period terminates the Executive's employment. In any such case, the Executive shall be deemed a "continuing employee" of the Corporation, whether or not the Executive is permitted by the Corporation to render services under this Agreement, and the Executive then shall be entitled to continuation of salary payable in the manner specified in Paragraph 3 above and at the then existing rate (but in no event less than the rate specified in said Paragraph 3), such continuation to be for the balance of the then current term of this Agreement or a period of two (2) years, whichever is greater. If deemed a "continuing employee" under the immediately preceding sentence, the Executive additionally shall be entitled to continuation of all



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other benefits specified in Paragraph 3 above (subject to periodic changes in such benefits as are applicable generally to all participants in the plans) for the balance of the then current term of this Agreement or a period of two (2) years, whichever is greater (and, in the event that, with respect to any of such benefits, the Corporation is unable to provide the continuation of one or more of such benefits described above, the Corporation shall provide benefits comparable to those which the Executive would otherwise be entitled to receive under such plans and programs to the Executive at the Corporation's expense). For purposes of the foregoing, (a) any stock option granted to the Executive under any long-term equity plan of the Corporation ("Equity Plan") but not yet exercisable, (b) any restricted stock granted to the Executive under any Equity Plan and not yet freed of restrictions, and (c) any other equity awards or incentives shall be dealt with, for time and performance vesting and all other purposes, on the assumption that the Executive has continued as an employee of the Corporation during the period in which the Executive is a continuing employee under this Agreement. The Corporation shall also reimburse the Executive for all reasonable legal fees and expenses incurred by the Executive in order to enforce this Agreement for a right or benefit wrongfully denied by the Corporation, provided, however, that legal fees incurred by the Executive for general advice of counsel in the absence of such wrongful denial are not reimbursable by the Corporation. The provisions of the four immediately preceding sentences shall constitute the Executive's sole remedy in the event of discharge without cause (or constructive termination). In the event discharge is for cause, none of such provisions shall apply. For purposes of this Paragraph 5, "cause" shall mean (a) willful and continued failure by the Executive to substantially perform the Executive's duties after a demand for substantial performance has been delivered by the Chief Executive Officer of the Corporation specifically identifying the manner in which it is believed the Executive has not substantially performed the Executive's duties, or (b) willful misconduct by the Executive which is materially injurious to the Corporation or any related or affiliated company. The right of the Executive to receive all continued benefits to which the Executive may be entitled under this Paragraph 5 is further contingent upon the Executive's compliance with the terms of this Agreement, including Paragraphs 7, 8, 9 and 10.

         6. Disability or Death. If during the term of this Agreement the Executive shall become unable to perform the Executive's duties hereunder by reason of disability resulting from illness or other incapacity and such disability shall continue for six (6) consecutive months, then compensation payable under Paragraph 3 above shall be continued at the rate in effect immediately prior to such disability and for the remainder of the period of disability (but




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not beyond the end of the unexpired current term of this Agreement); provided, however, that any disability payments otherwise payable pursuant to this Paragraph 6 shall be reduced by the amount of any other payments received under any retirement plan or other disability or income plan or policy maintained in force and effect by the Corporation during such period. In the event of the Executive's death during the term of this Agreement, salary payments specified under Paragraph 3 above shall cease as of the end of the month in which death has occurred, and, in addition to any other payments made under any group life or other plan, the Corporation thereafter shall make payments to the beneficiary or beneficiaries designated in writing by the Executive (or if there be none, to the Executive's estate) at a rate equal to fifty percent (50%) of the full rate of salary in effect at the time of such death (without regard to any prior reduction in rate under the disability provisions of this Paragraph 6), such payments to be made at regular pay intervals and to be continued through the remainder of the then current term of this Agreement.

         7. Covenant Not to Compete. The Executive acknowledges that in the course of the Executive's employment with the Corporation, the Executive has become and shall continue to become familiar with the Corporation's near-permanent relationships with its customers, trade secrets and other confidential information concerning the Corporation, including, but not limited to, information, data, and plans, both technical and business in nature, such as customer lists and records, sales records and marketing plans, research and technical reports and records, formulas, processes, inventions, patent applications, designs and drawings, instructions and training manuals, business and financial information, salary information, contracts and other legal documents, and correspondence to which the Corporation has been a party, and that the Executive's services have been and shall be of special, unique and extraordinary value to the Corporation. Therefore, while employment continues under this Agreement (including any period in which the Executive is deemed a "continuing employee" pursuant to Paragraph 5 above) and for a period of eighteen (18) months thereafter (the "Non-Compete Period"), the Executive shall not engage or participate, directly or indirectly, as a partner, officer, director, employee, advisor, or otherwise, in any corporation, business, or activity which competes or is then competitive with the Corporation or any of its affiliated companies in the manufacture or sale of any line of products in any state of the United States, any province of Canada and any state of Mexico where the Corporation then does business, provided, however, that the foregoing restriction shall not be construed to prevent the Executive from owning or acquiring less than five percent (5%) of the publicly traded voting stock of a competing corporation; and



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provided, further, that if any court of competent jurisdiction should hereafter determine in the course of litigation that the provisions of this Paragraph 7 are unreasonable with respect to length of time, geographic areas or activities restrained, then this Paragraph 7 shall be construed to operate only for such period of time, in such geographic areas, and in respect of such activities as said court shall determine to be the maximum reasonable restraint in the circumstances.

         8. Confidential Information. The Executive shall not during the term of this Agreement or at any time thereafter use for the Executive's benefit or the benefit of others or disclose to others any information, data, or plans, whether technical or business in nature, which are treated as confidential by the Corporation, except to the extent such use or disclosure is required by or necessarily incident to performance of duties by the Executive under this Agreement and except to the extent such information, data, or plans have become a matter of public knowledge other than as a result of the Executive's breach of this Agreement. For purposes of this Paragraph 8, such information, data, or plans shall include, but not be limited to, research and technical reports and records, formulas, processes, inventions, patent applications, designs and drawings, instructions and training manuals, business and financial information, customer lists and records, sales records and marketing plans, salary information, contracts and other legal documents, and correspondence to which the Corporation has been a party. The Executive shall deliver to the Corporation at the termination of the Executive's employment period or at any other time the Corporation may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the confidential information, Work Product (as defined below) or the business of the Corporation which the Executive may then possess or have under the Executive's control.

         9. Inventions and Patents. The Executive hereby assigns to the Corporation all right, title, and interest to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that are conceived, reduced to practice, developed or made by the Executive while employed by the Corporation and that (i) relate to the Corporation's actual or anticipated business, research and development or existing or future products or services; or (ii) are conceived, reduced to practice, developed or made using any of the equipment, supplies,



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facilities, assets or resources of the Corporation (including, but not limited to, intellectual property rights) ("Work Product"). The Executive shall promptly disclose such Work Product to the Corporation and perform all actions reasonably requested by the Corporation (whether during or after the Executive's period of employment with the Corporation) to establish and confirm the Corporation's ownership (including, without limitation, assignments, consents, powers of attorney, applications and other instruments).

         10. Non-Solicitation. The Executive acknowledges that in the course of the Executive's employment with the Corporation, the Executive has become and shall become familiar with the Corporation's near-permanent relationships with its customers, trade secrets and other confidential information concerning the Corporation, including, but not limited to information, data, and plans, both technical and business in nature, such as customer lists and records, sales records and marketing plans, research and technical reports and records, formulas, processes, inventions, patent applications, designs and drawings, instructions and training manuals, business and financial information, salary information, contracts and other legal documents, and correspondence to which the Corporation has been a party, and that the Executive's services have been and shall be of special, unique and extraordinary value to the Corporation. Therefore, while employment continues under this Agreement (including any period in which the Executive is deemed a "continuing employee" pursuant to Paragraph 5 above) and for eighteen (18) months thereafter, the Executive shall not directly or indirectly through another entity (other than in connection with the performance of the Executive's duties for the Corporation) (i) induce or attempt to induce any employee of the Corporation to leave the employ of the Corporation, or in any way interfere with the relationship between the Corporation and any employee thereof, (ii) hire any person who was an employee of the Corporation at any time during the Executive's period of employment with the Corporation or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Corporation to cease doing business with the Corporation or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or business relation and the Corporation, including, without limitation, by making any negative statements or communications about the Corporation.



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         11.  Acknowledgments by Executive. Executive hereby agrees and acknowledges (i) that the Corporation has a protectable interest in the information, data, and plans, both technical and business in nature, which are treated as confidential by the Corporation, as well as the goodwill and specialized knowledge acquired by the Executive during the course of the Executive's employment with the Corporation; (ii) that the provisions of Paragraphs 7, 8, 9 and 10 of this Agreement are in consideration of (a) employment with the Corporation, (b) employment for a fixed period of time, (c) eligibility to participate in the Corporation's benefit plans and enter into this extended Employment Agreement and any extended termination compensation agreement with the Corporation, (d) access to and use of confidential information, including but not limited to information, data, and plans, both technical and business in nature, such as customer lists and records, sales records and marketing plans, research and technical reports and records, formulas, processes, inventions, patent applications, designs and drawings, instructions and training manuals, business and financial information, salary information, contracts and other legal documents, and correspondence to which the Corporation has been a party, (e) access to and the Executive's development on behalf of the Corporation of near-permanent relationships with the Corporation's customers, and (f) additional good and valuable consideration as set forth in this Agreement; (iii) that the restrictions contained in Paragraphs 7, 8, 9 and 10 do not preclude the Executive from earning a livelihood, nor do they unreasonably impose limitations on the Executive's ability to earn a living, and that the potential harm to the Corporation of the non-enforcement of Paragraphs 7, 8, 9 and 10 outweighs any harm to the Executive of their enforcement by injunction or otherwise; and (iv) that the Executive has carefully read this Agreement, has given careful consideration to the restraints imposed upon the Executive by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of the Corporation's near permanent customer relationships and confidential information, data and plans, and that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

         12. Specific Performance. In the event of the Executive's breach or threatened breach of Paragraph 7, 8, 9 or 10 of this Agreement, the Executive acknowledges that such breach would give rise to irreparable harm to the Corporation incapable of compensation by money damages, and therefore agrees that the Corporation shall be entitled to a temporary restraining order and an injunction and may pursue all other available remedies for such breach or threatened breach. The Executive further acknowledges that, if the Corporation shall prevail in demonstrating any



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such breach or threatened breach or obtaining any such remedy, the Corporation shall be entitled to recover from the Executive all reasonable legal fees and expenses incurred by the Corporation in enforcing its rights under this Agreement.

         13. Assignment and Delegation. The Corporation may assign all rights and delegate all duties under this Agreement to a parent corporation, subsidiary, affiliated company or successor to all or a portion of its business which assumes in writing all obligations imposed by this Agreement. Apart from the foregoing, this Agreement is personal between the parties, and neither party shall assign rights or attempt to delegate duties hereunder without the prior written consent of the other.

         14. Modifications and Waivers; Entire Agreement. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and the Chief Executive Officer of the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of the same or similar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement supersedes and replaces and by its own force terminates any prior Employment Agreement between the Executive and the Corporation or a subsidiary or affiliate thereof. It is understood and agreed, however, that all rights of the Executive under any termination compensation agreement or severance plan or agreement to which the Corporation and the Executive are parties shall endure. It is further understood and agreed that any rights of the Executive under this Agreement shall be assertable or operative in the alternative and not in addition to any rights of the Executive under any such termination compensation agreement or severance plan or agreement.

         15. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


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         16.  Governing Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Illinois.

         17. Notices. Any and all notices which may be given hereunder by either party to the other shall be sufficient if in writing and sent by registered mail to such other party at their last known address.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above stated.


                                             USG CORPORATION:


                                             By:
                                                  ----------------------------
                                                      Brian J. Cook
                                                      Vice President,
                                                      Human Resources

ATTEST:


-----------------------------
Dean H. Goossen
Corporate Secretary

                                             EXECUTIVE:

                                             ---------------------------------
                                             Name:

WITNESS:


-----------------------------
Name:




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